Exhibit 23.5

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated January 11, 2016 to the Board of Directors of Anchor BanCorp Wisconsin Inc. (“Anchor”) included in Annex B to the Proxy Statement and Prospectus relating to the proposed merger of Anchor with and into Old National Bancorp, which is part of Amendment No. 1 to Old National Bancorp’s Registration Statement No. 333-209551 on Form S-4 and (ii) the references to such opinion in such Proxy Statement and Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Sean Carmody
Name: Sean Carmody
Title: Managing Director

March 22, 2016